EXHIBIT 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 4, 1996, incorporated by reference in Venture Stores, Inc.'s Form 10-K for the year ended January 27, 1996, and to all references to our firm included in this registration statement.



/s/Arthur Andersen LLP
ARTHUR ANDERSEN LLP


St. Louis, Missouri
May 29, 1996